May 23, 2013

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

JOHN MALONEY JOINS BANK OF HAMPTON ROADS AS VICE PRESIDENT AND CUSTOMER RELATIONSHIP MANAGER

Virginia Beach, Virginia, May 23, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that  John Maloney has joined BHR as a Vice President and Customer Relationship Manager, based in the Hilltop Financial Center in Virginia Beach.  Maloney has 13 years of experience in commercial banking and branch management in Norfolk and surrounding markets.

W. Thomas Mears, President Commercial Banking for BHR, said “John is a talented, experienced banker with deep roots and relationships in our local markets and we welcome him to our team.  We continue to execute our One Bank strategy, which is more about bankers than buildings and which is grounded in a commitment to outstanding service to our customers.”

Prior to joining BHR, Maloney served in commercial lending positions with City National Bank, Virginia Business Bank, Bank of the Commonwealth and Heritage Bank.  Previously, he served as a branch manager with PNC Bank (formerly RBC) in Hampton, VA.

Maloney earned a B.B.A. from James Madison University and is a graduate of the University of Virginia School of Bank Management and the RMA Lending School.  He is active in a number of civic and community organizations, including serving as former President of Sertoma of Norfolk and former Chair of the Norfolk Division of the Hampton Roads Chamber of Commerce.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel or the Company’s ability to successfully execute its strategy.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (collectively, the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates 33 banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and two loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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